Exhibit 10.2
AMENDMENT
TO
8% CONVERTIBLE NOTE DUE 2010

OF

BROADCAST INTERNATIONAL, INC.

Original Principal Amount:  $1,000,000
Original Issuance Date:  October 16, 2006

Whereas,  THIS AMENDMENT TO THE 8% CONVERTIBLE NOTE dated October 16, 2006, as amended (the “Note”) is entered into, by and between Broadcast International, Inc., a Utah corporation (the “Company”) and Leon Frenkel (“Holder”);

Now therefore, the Note is hereby amended as follows:

Section I(b).   Definitions is hereby amended to provide that (i) the “Conversion Price” shall be defined as $.01 per share and (ii) the “Final Maturity Date shall be the earlier of October 31, 2014 or the date on which the proposed merger of the Company and Wireless Ronin, Inc. is terminated.

All other terms and conditions of the Note, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties have amended the Note effective as of the ___ day of April, 2014.

BROADCAST INTERNATIONAL, INC.		LEON FRENKEL

By
Rodney M. Tiede,
President & CEO